Exhibit 3.122

FORM OF CERTIFICATE OF AMENDMENT CHANGING ONLY
THE REGISTERED OFFICE AND REGISTERED AGENT

OF

[NAME OF ENTITY]

Pursuant to Section 18-202 of the

Delaware Limited Liability Company Act

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.             The name of the limited liability company is [Name of Entity].

2.             The registered office of the limited liability company in the State of Delaware is changed to 1675 South State Street, Suite B, County of Kent, City of Dover, Delaware 19901. The name of the registered agent at such address upon whom process against this limited liability company may be served is Capitol Services, Inc.

IN WITNESS WHEREOF, the undersigned, being an authorized individual of the limited liability company, has executed, signed, and acknowledged this Certificate of Amendment this        day of                           ,           .

Name:
Title: Authorized Person